UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IDT Corporation

(Name of Registrant as Specified In Its Charter)

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IDT CORPORATION

Notice of Change of Location of

Annual Meeting of Stockholders

December 17, 2012

To the Stockholders of IDT Corporation:

IDT Corporation (NYSE: IDT) has changed the location of its Annual Meeting of Stockholders scheduled for Monday, December 17, 2012 at 10:30 AM. The date and time remain unchanged. The previously announced location is unavailable because of flooding caused by Hurricane Sandy.

IDT’s Annual Meeting will be held at 550 Broad Street in Newark, NJ 07102. Directions are available through this web page http://www.550broad.com/location.html. Stockholders attending the meeting should check in at the information desk in the lobby. All stockholders as of the record date (October 19, 2012) are invited to attend.

If you are a stockholder of record, a form of personal photo identification must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of October 19, 2012 with you to the Annual Meeting, as well as a form of personal photo identification.

Please email invest@idt.net or call IDT Investor Relations at (973) 438-3838 for additional information.

Joyce Mason

Executive Vice President, General Counsel and Corporate Secretary